 CUSIP No. 708094107                  13-G                   Page 7  of  8 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                   MAY 8, 1998
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                MORGAN STANLEY,  DEAN WITTER,  DISCOVER & CO. and MORGAN STANLEY

            ASSET  MANAGEMENT LIMITED hereby  agree that, unless differentiated,

            this Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co., Incorporated

            MORGAN STANLEY ASSET MANAGEMENT LIMITED

            BY: /s/ Peter A. Nadosy
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            Peter  A.  Nadosy / Director Morgan Stanley Asset Management Limited



* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).